LEHMAN BROTHERS HOLDINGS INC.                                     Exhibit 99.5
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)

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                                                              Three Months Ended                       Six Months Ended

                                                  -------------------------------------------     ---------------------------
                                                    May 31         Feb 2003        May 31           May 31          May 31
                                                     2003                           2002             2003            2002
                                                  ------------    -----------    ------------     ------------    -----------

Investment Banking:
    Equity Underwriting                                   $75            $59            $109             $134           $272
    Debt Underwriting                                     258            215             266              473            471
    Merger and Acquisition Advisory                        93             92              79              185            170
                                                  ------------    -----------    ------------     ------------    -----------
         Total                                            426            366             454              792            913
                                                  ------------    -----------    ------------     ------------    -----------


Capital Markets:
    Equities                                              450            276             324              726            588
    Fixed Income                                        1,186            891             676            2,077          1,357
                                                  ------------    -----------    ------------     ------------    -----------
         Total                                          1,636          1,167           1,000            2,803          1,945
                                                  ------------    -----------    ------------     ------------    -----------

Client Services:
    Private Client                                        223            172             197              395            388
    Private Equity                                          6              6              12               12             23
                                                  ------------    -----------    ------------     ------------    -----------
         Total                                            229            178             209              407            411
                                                  ------------    -----------    ------------     ------------    -----------


         Total Lehman                                  $2,291         $1,711          $1,663           $4,002         $3,269
                                                  ============    ===========    ============     ============    ===========


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